UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 19, 2008

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard, Covington, Kentucky  41011
(Address of principal executive offices)   (Zip Code)

P.O. Box 391, Covington, Kentucky  41012-0391
(Mailing Address)   (Zip Code)

Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2008, Vada O. Manager, Director of Global Issues Management for NIKE, Inc., and Mark C. Rohr, President and Chief Executive Officer of Albemarle Corporation, were elected to serve as Directors in Class II and Class III, respectively, on the Board of Directors of Ashland Inc. (“Ashland”).  Mr. Manager will serve on the Board’s Finance and Personnel & Compensation committees.  Mr. Rohr will serve on the Board’s Audit and Environmental, Health & Safety committees.

Mr. Rohr was recommended for election to Ashland’s Board of Directors pursuant to a shareholder nomination process set forth in the 2005 settlement of a derivative lawsuit by Central Laborers’ Pension Fund.  This nomination was mutually agreeable to Ashland and the Fund.  Mr. Rohr’s election to the Board satisfies that provision of the settlement agreement.

Both Mr. Rohr and Mr. Manager will enter into Ashland’s standard Director Indemnification Agreement.

The election of Mr. Manager and Mr. Rohr to Ashland’s Board of Directors is discussed in more detail in the press release attached hereto as Exhibit 99.1, which is incorporated by reference into this Item 5.02.

Item 9.01.     Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated March 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASHLAND INC.
(Registrant)

March 19, 2008	/s/ David L. Hausrath
David L. Hausrath
Senior Vice President
and General Counsel

EXHIBIT INDEX

99.1	Press Release dated March 20, 2008.